Exhibit 99.1

NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Fourth Quarter Net Sales Increased 7.5% Over Prior Year, Driving EBITDA to $16.8 million on an Adjusted Basis

Charlotte, N.C., March 11, 2021 – NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the fourth quarter and full year ended December 31, 2020.

Fourth-Quarter Results

For the fourth quarter, NN posted solid improvements in sales and profitability as the Company’s core markets continued to recover from the impact of the COVID-19 pandemic. Key highlights from the quarter include:

•

Net sales increased $8.3 million, or 7.5%, to $119.0 million, compared to $110.7 million for the fourth quarter of 2019, driven primarily by 11.8% growth in Mobile Solutions net sales and a 0.8% increase in Power Solutions net sales.

•

GAAP operating loss was reduced by 90.4% to $1.0 million from an operating loss of $10.1 million in the fourth quarter of 2019, driven by higher sales volume, improved gross margin, and lower SG&A expenses.

•

Net loss from continuing operations increased to $15.5 million from a loss from continuing operations of $9.9 million in the fourth quarter of 2019, due mainly to the discontinuation of hedge accounting related to an interest rate swap subsequent to the prepayment of debt, resulting in an unrealized loss of $14.8 million within the quarter.

•

Net income on a GAAP basis for the fourth quarter of 2020 was $147.4 million, or $3.41 per diluted share, compared to net loss on a GAAP basis of $14.1 million, or ($0.35) per diluted share, in the fourth quarter of 2019. Net income for the fourth quarter of 2020 included the gain on sale of the Life Sciences business, which was included in results from discontinued operations.

•

On an adjusted basis, net income for the fourth quarter was $7.0 million, or $0.17 per diluted share, compared to an adjusted net loss of $0.9 million, or ($0.02) per diluted share, for the same period in 2019. Adjusted EBITDA for the fourth quarter of 2020 was $16.8 million, or 14.2% of sales, versus $11.8 million, or 10.6% of sales, for the same period in 2019.

NN, Inc. President and CEO Warren Veltman said, “We made strong progress in the fourth quarter toward driving improved operating results, which was enabled in part by the continued recovery in customer demand across our end markets, as we saw sequential increases in activity from the pandemic-related lows in the second quarter. To finish the year, we posted both sequential and year-over-year growth in revenues and solid improvements in profitability on an adjusted basis, which highlight the strong potential of our business.”

Mobile Solutions

Net sales for the fourth quarter of 2020 were $75.1 million, compared to $67.2 million in the fourth quarter of 2019, an increase of 11.8%, or $7.9 million. The increase in sales was the result of increased volumes driven by the ongoing recovery from the COVID-19 pandemic as well as the prior year fourth quarter being impacted by a GM strike that did not repeat in the fourth quarter of 2020. GAAP income from operations for the fourth quarter of 2020 was $4.6 million, compared to loss from operations of $0.6 million in the fourth quarter of 2019. Adjusted income from operations for the fourth quarter of 2020 was $6.8 million, compared to $1.5 million of adjusted income from operations in the fourth quarter of 2019. The improvements in both GAAP and adjusted income from operations were primarily due to the increase in net sales, improved efficiencies, and cost controls.

Power Solutions

Net sales for the fourth quarter of 2020 were $44.0 million, compared to $43.6 million in the fourth quarter of 2019, an increase of $0.4 million, or 0.8%. The increase in sales was driven by an increase in precious metal pricing, partially offset by lower overall demand due to the impact of COVID-19 on our customer’s volumes. GAAP income from operations for the fourth quarter of 2020 was $1.8 million, compared to income from operations of $1.0 million in the fourth quarter of 2019. Adjusted income from operations for the quarter was $5.1 million, compared to $5.8 million in the fourth quarter of 2019. The reduction in adjusted income from operations was due primarily to the impact of the precious metals commodity price increases (gold and silver), which are passed through at a lower margin along with lower customer volume due to COVID-19.

Full-Year Results

Tom DeByle, NN Senior Vice President and CFO, commented, “By almost any measure, 2020 was a noteworthy year for our company. We worked to overcome the adverse impact of the COVID-19 pandemic while making significant progress on our business transformation. Throughout the year, we executed on our initiatives to conserve cash and improve our operating performance. By far, the largest accomplishment during the year was the sale of our Life Sciences Group for $825 million, including a potential $70 million earnout based on 2022 performance. The cash received from the sale was used to significantly reduce our debt levels and provide a stronger foundation upon which we will build our Mobile and Power Solutions businesses where we see a great potential for long-term growth and profitability.”

Key highlights from the year include:

•

Net sales decreased $62.0 million, or 12.7%, to $427.5 million, compared to $489.5 million for 2019, resulting in a 13.9% decrease in Mobile Solutions net sales and a 10.8% decrease in Power Solutions net sales.

•	GAAP operating loss was $117.5 million, compared with an operating loss of $17.6 million in 2019, impacted by a non-cash goodwill impairment of $92.9 million.

•

Net loss from continuing operations increased to $139.5 million from a loss from continuing operations of $30.7 million in 2019, due mainly to the impact of lower sales volumes, as well as the goodwill impairment and one-time interest rate swap charge.

•

Net loss on a GAAP basis was $100.6 million, or ($2.68) per diluted share, compared to net loss on a GAAP basis of $46.7 million, or ($1.13) per diluted share, in 2019. The net loss for 2020 included the gain on sale of the Life Sciences business, which was included in results from discontinued operations.

•

On an adjusted basis, net loss for 2020 was $7.0 million, or ($0.16) per diluted share, compared to adjusted net income of $8.0 million, or $0.19 per diluted share, for 2019. Adjusted EBITDA for 2020 was $46.5 million, or 10.9% of sales, versus $56.4 million, or 11.5% of sales, for 2019.

Veltman concluded, “We made significant progress in 2020, and we are optimistic for continued success in 2021, based on the momentum in our core markets. Today, NN is a company with strong operating performance, based on unique core technical competencies, addressing exciting, and technologically transformational industries. While COVID-19 and chip shortage uncertainties prevent us from implementing formal guidance for the coming year, we are expecting a return to pre-pandemic volumes in both of our businesses and improved adjusted EBITDA, based on the cost improvement initiatives completed over the past year. We have seen increased volume during the first two months of 2021 and are optimistic that we can continue the operational momentum in the coming year.”

Conference Call

NN will discuss its results during its quarterly investor conference call on March 12, 2021, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10152502. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until March 26, 2021.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), and adjusted net income per diluted share. Each of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), and adjusted net income per diluted share provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share to the U.S. GAAP financial measures of income from operations, net income (loss), and net income (loss) per diluted share.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 32 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, and, when filed, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA

Investor Relations Contact

jtryka@lambert.com

(616) 258-5766

Financial Tables Follow

NN, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Net sales	$119,028	110,676	$427,534	$489,514
Cost of sales (exclusive of depreciation and amortization shown separately below)	93,982	91,816	343,594	392,482
Selling, general and administrative expense	13,877	15,901	58,055	68,895
Depreciation and amortization	11,561	11,344	45,680	44,896
Restructuring and integration expense, net	—	—	—	(12)
Goodwill impairment	—	—	92,942	—
Other operating expense, net	582	1,751	4,720	846

Loss from operations	(974)	(10,136)	(117,457)	(17,593)
Interest expense	1,862	4,201	18,898	13,030
Loss on extinguishment of debt and write-off of debt issuance costs	—	232	144	540
Derivative payments on interest rate swap	4,133	—	4,133	—
Loss on interest rate swap	11,669	—	11,669	—
Other expense (income), net	(280)	99	(213)	962

Loss from continuing operations before benefit (provision) for income taxes and share of net income from joint venture	(18,358)	(14,668)	(152,088)	(32,125)
Benefit (provision) for income taxes	1,037	3,389	8,972	(305)
Share of net income from joint venture	1,834	1,336	3,626	1,681

Loss from continuing operations	$(15,487)	$(9,943)	$(139,490)	$(30,749)
Income (loss) from discontinued operations, net of tax	162,864	(4,142)	38,898	(15,992)

Net income (loss)	$147,377	$(14,085)	$(100,592)	$(46,741)

Other comprehensive income (loss):
Reclassification adjustment for discontinued operations	5,961	—	5,961	—
Foreign currency translation gain (loss)	4,953	7,509	(1,683)	(3,845)
Interest rate swap:
Change in fair value, net of tax	—	1,520	(12,443)	(10,479)
Reclassification adjustment for losses included in net loss, net of tax	12,149	846	18,987	1,084

Other comprehensive income (loss)	$23,063	$9,875	$10,822	$(13,240)

Comprehensive income (loss)	$170,440	$(4,210)	$(89,770)	$(59,981)

Basic net loss per common share:
Loss from continuing operations per common share	$(0.44)	$(0.25)	$(3.60)	$(0.75)
Income (loss) from discontinued operations per common share	$3.85	$(0.10)	$0.92	$(0.38)
Net income (loss) per common share	$3.41	$(0.35)	$(2.68)	$(1.13)

Weighted average common shares outstanding	42,285	42,078	42,199	42,030

Diluted net loss per common share:
Loss from continuing operations per common share	$(0.44)	$(0.25)	$(3.60)	$(0.75)
Income (loss) from discontinued operations per common share	$3.85	$(0.10)	$0.92	$(0.38)
Net income (loss) per common share	$3.41	$(0.35)	$(2.68)	$(1.13)

Weighted average common shares outstanding	42,285	42,078	42,199	42,030

NN, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	48,138	17,911
Accounts receivable, net	84,615	83,240
Inventories	62,517	67,078
Income tax receivable	8,800	5,973
Current assets of discontinued operations	—	117,000
Other current assets	11,148	11,778

Total current assets	215,218	302,980
Property, plant and equipment, net	223,690	255,977
Operating lease right-of-use assets	50,264	45,452
Goodwill	—	94,779
Intangible assets, net	103,065	117,413
Investment in joint venture	26,983	21,755
Non-current assets held for sale	—	695,054
Other non-current assets	5,742	8,574

Total assets	624,962	1,541,984

Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	37,435	40,973
Accrued salaries, wages and benefits	21,296	15,584
Income tax payable	3,557	684
Current maturities of long-term debt	4,885	19,106
Current portion of operating lease liabilities	4,797	4,288
Current liabilities of discontinued operations	—	41,546
Other current liabilities	31,261	17,300

Total current liabilities	103,231	139,481
Deferred tax liabilities	11,178	24,461
Non-current income tax payable	—	1,272
Long-term debt, net of current portion	79,025	757,250
Operating lease liabilities, net of current portion	55,053	48,575
Non-current liabilities of discontinued operations	—	84,199
Other non-current liabilities	17,237	40,457

Total liabilities	265,724	1,095,695
Commitments and contingencies
Series B convertible preferred stock - $0.01 par value per share, 100 shares authorized, 100 shares issued and outstanding at December 31, 2019, and December 31, 2020	105,086	93,012
Stockholders’ equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 42,313 and 42,686 shares issued and outstanding at December 31, 2019, and December 31, 2020, respectively	427	423
Additional paid-in capital	493,332	501,615
Warrants	—	1,076
Accumulated deficit	(205,875)	(105,283)
Accumulated other comprehensive loss	(33,732)	(44,554)

Total stockholders’ equity	254,152	353,277

Total liabilities, preferred stock, and stockholders’ equity	624,962	1,541,984

NN, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Twelve Months Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	(100,592)	(46,741)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of continuing operations	45,680	44,896
Depreciation and amortization of discontinued operations	35,731	46,950
Amortization of debt issuance costs	15,692	4,789
Goodwill impairment of continuing operations	92,942	—
Goodwill impairment of discontinued operations	146,757	—
Other impairments	4,148	643
Loss on extinguishment of debt and write-off of debt issuance costs	1,532	3,293
Total derivative loss (gain), net of cash settlements	15,802	—
Share of net income from joint venture, net of cash dividends received	(3,626)	(1,681)
Gain on disposal of discontinued operations, net of tax and cost to sell	(233,824)	—
Compensation expense from issuance of share-based awards	4,226	2,822
Deferred income taxes	(21,697)	(3,142)
Other	(4,730)	3,169
Changes in operating assets and liabilities:
Accounts receivable	10,831	1,265
Inventories	5,114	1,426
Accounts payable	(8,606)	(7,900)
Income taxes receivable and payable, net	(633)	(5,292)
Other	10,802	4,711

Net cash provided by operating activities	15,549	49,208
Cash flows from investing activities
Acquisition of property, plant and equipment	(23,773)	(54,003)
Proceeds from liquidation of short-term investment	—	8,000
Proceeds from sale of property, plant, and equipment	3,317	7,287
Proceeds from sale of business, net of cash sold	743,178	—
Cash settlements of interest rate swap	(4,133)	—
Other	695	(711)

Net cash used in investing activities	719,284	(39,427)
Cash flows from financing activities
Cash paid for debt issuance costs	(661)	(11,336)
Dividends paid	—	(8,879)
Proceeds from issuance of preferred stock	—	95,741
Proceeds from long-term debt	66,195	54,209
Repayments of long-term debt	(776,331)	(108,157)
Proceeds from (repayments of) short-term debt, net	(924)	(12,564)
Other	(3,133)	(3,715)

Net cash provided by financing activities	(714,854)	5,299
Effect of exchange rate changes on cash flows	(3,544)	(1,365)
Net change in cash and cash equivalents	16,435	13,715
Cash and cash equivalents at beginning of period (1)	31,703	17,988

Cash and cash equivalents at end of period (1)	48,138	31,703

(1)

Cash and cash equivalents include $13.8 million and $10.2 million of cash and cash equivalents that were included in current assets of discontinued operations as of December 31, 2019 and December 31, 2018, respectively.

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Three Months Ended December 31,
NN, Inc. Consolidated	2020	2019
GAAP income (loss) from operations	$(974)	$(10,136)
Acquisition and transition expense*	3,694	8,306
Amortization of intangibles	3,587	3,587
Impairments (Goodwill and fixed assets)	1,019	244

Non-GAAP adjusted income from operations (a)	$7,326	$2,002

Non-GAAP adjusted operating margin (1)	6.2%	1.8%
GAAP net sales	$119,028	$110,676

$000s	Three Months Ended December 31,
Power Solutions	2020	2019
GAAP income (loss) from operations	$1,754	$1,024
Acquisition and transition expense	592	1,823
Amortization of intangibles	2,748	2,748
Impairments (Goodwill and fixed assets)	—	244

Non-GAAP adjusted income from operations (a)	$5,095	$5,839

Non-GAAP adjusted operating margin (1)	11.6%	13.4%
GAAP net sales	$43,962	$43,620

$000s	Three Months Ended December 31,
Mobile Solutions	2020	2019
GAAP income (loss) from operations	$4,603	$(564)
Acquisition and transition expense	359	1,177
Amortization of intangibles	838	838
Impairments (Goodwill and fixed assets)	1,019	—

Non-GAAP adjusted income from operations (a)	$6,819	$1,451

Share of net income from joint venture	1,835	1,336
Impairment of joint venture	—	—

Non-GAAP adjusted income from operations with JV	$8,654	$2,788

Non-GAAP adjusted operating margin (1)	11.5%	4.2%
GAAP net sales	$75,068	$67,159

$000s	Three Months Ended December 31,
Elimination	2020	2019
GAAP net sales	$(2)	$(103)

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2020 Includes Capacity & Capabilities Dev - $0.6 / Prof Fees - $0.5 / Integration & Transformation - $2.6 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.0
*	2019 Includes Capacity & Capabilities Dev - $1.6 / Prof Fees - $2.7 / Integration & Transformation - $4.0 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.0

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Twelve Months Ended December 31,
NN, Inc. Consolidated	2020	2019
GAAP income (loss) from operations	$(117,457)	$(17,593)
Restructuring and integration expense	—	(12)
Acquisition and transition expense*	16,939	24,070
Amortization of intangibles	14,347	14,473
Impairments (Goodwill and fixed assets)	93,968	644

Non-GAAP adjusted income from operations (a)	$7,797	$21,581

Non-GAAP adjusted operating margin (1)	1.8%	4.4%
GAAP net sales	427,534	$489,514

$000s	Twelve Months Ended December 31,
Power Solutions	2020	2019
GAAP income (loss) from operations	$(85,983)	$13,881
Restructuring and integration expense	—	—
Acquisition and transition expense	4,235	7,724
Amortization of intangibles	10,994	10,994
Impairments (Goodwill and fixed assets)	92,948	244

Non-GAAP adjusted income from operations (a)	$22,195	$32,844

Non-GAAP adjusted operating margin (1)	13.0%	17.1%
GAAP net sales	$171,269	$192,100

$000s	Twelve Months Ended December 31,
Mobile Solutions	2020	2019
GAAP income (loss) from operations	$5,228	$9,553
Restructuring and integration expense	—	(12)
Acquisition and transition expense	1,594	4,885
Amortization of intangibles	3,353	3,479
Impairments (Goodwill and fixed assets)	1,019	—

Non-GAAP adjusted income from operations (a)	$11,195	$17,904

Share of net income from joint venture	3,626	1,681
Impairment of joint venture	—	—

Non-GAAP adjusted income from operations with JV	$14,821	$19,586

Non-GAAP adjusted operating margin (1)	5.8%	6.6%
GAAP net sales	$256,360	$297,749

$000s	Twelve Months Ended December 31,
Elimination	2020	2019
GAAP net sales	$(95)	$(334)

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2020 Includes Capacity & Capabilities Dev - $2.4 / Prof Fees - $3.2 / Integration & Transformation - $7.5 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $3.9
*	2019 Includes Capacity & Capabilities Dev - $7.4 / Prof Fees - $4.5 / Integration & Transformation - $11.8 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.4

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,
$000s	2020	2019
GAAP net income (loss)	$147,377	$(14,085)

Provision (benefit) for income taxes	(1,037)	(3,389)
Interest expense	1,862	4,201
Write-off of unamortized debt issuance cost	—	232
Interest rate swap payments and change in fair value	15,802	—
Change in fair value of preferred stock derivatives and warrants	(339)	—
Depreciation and amortization	11,561	11,344
Acquisition and transition expense	3,694	8,124
Non-cash stock compensation	56	874
Non-cash foreign exchange (gain) loss on inter-company loans	(535)	(169)
Costs related to divested businesses	247	260
(Income) loss from discontinued operations	(162,864)	4,142
Impairments (Goodwill and fixed assets)	1,019	244

Non-GAAP adjusted EBITDA (b)	$16,845	$11,779

Non-GAAP adjusted EBITDA margin (2)	14.2%	10.6%
GAAP net sales	$119,028	$110,676

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Twelve Months Ended December 31,
$000s	2020	2019
GAAP net income (loss)	$(100,592)	$(46,741)

Provision (benefit) for income taxes	(8,972)	305
Interest expense	18,898	13,030
Write-off of unamortized debt issuance cost	144	540
Interest rate swap payments and change in fair value	15,802	—
Change in fair value of preferred stock derivatives and warrants	(499)	—
Depreciation and amortization	45,680	44,896
Acquisition and transition expense	16,850	23,285
Non-cash stock compensation	3,581	3,492
Non-cash foreign exchange (gain) loss on inter-company loans	274	45
Restructuring and integration expense	—	(12)
Costs related to divested businesses	247	960
(Income) loss from discontinued operations	(38,898)	15,992
Impairments (Goodwill and fixed assets)	93,968	644

Non-GAAP adjusted EBITDA (b)	$46,483	$56,437

Non-GAAP adjusted EBITDA margin (2)	10.9%	11.5%
GAAP net sales	$427,534	$489,514

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended December 31,
$000s	2020	2019
GAAP net income (loss)	$147,377	$(14,085)

Pre-tax acquisition and transition expense	3,694	8,306
Pre-tax foreign exchange (gain) loss on inter-company loans	(535)	(169)
Pre-tax write-off of unamortized debt issuance costs	—	232
Pre-tax change in fair value of preferred stock derivatives and warrants	(339)	—
Pre-tax amortization of intangibles and deferred financing costs	4,000	3,951
Pre-tax interest rate swap payments and change in fair value	15,802	—
Pre-tax impairments of fixed asset costs	1,019	244
Pre-tax costs related to divested businesses	247	260
Tax effect of adjustments reflected above (c)	(5,020)	(2,592)
Non-GAAP discrete tax adjustments	3,628	(1,221)
(Income) loss from discontinued operations	(162,864)	4,142

Non-GAAP adjusted net income (loss) (d)	$7,011	$(931)

	Three Months Ended December 31,
Amounts per share, diluted	2020	2019
GAAP net income (loss) per diluted share	$3.41	$(0.35)

Pre-tax acquisition and transition expense	0.09	0.20
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	(0.00)
Pre-tax write-off of unamortized debt issuance costs	—	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.01)	—
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Pre-tax interest rate swap payments and change in fair value	0.37	—
Pre-tax impairments of fixed asset costs	0.02	0.01
Pre-tax costs related to divested businesses	0.01	0.01
Tax effect of adjustments reflected above (c)	(0.12)	(0.06)
Non-GAAP discrete tax adjustments	0.09	(0.03)
(Income) loss from discontinued operations	(3.85)	0.10
Preferred stock cumulative dividends and deemed dividends	$0.08	0.02

Non-GAAP adjusted net income (loss) per diluted share (d)	$0.17	$(0.02)

Weighted average shares outstanding, diluted	42,285	42,078

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Twelve Months Ended December 31,
$000s	2020	2019
GAAP net income (loss)	$(100,592)	$(46,741)

Pre-tax acquisition and transition expense	16,939	24,070
Pre-tax foreign exchange (gain) loss on inter-company loans	274	45
Pre-tax restructuring and integration expense	—	(12)
Pre-tax write-off of unamortized debt issuance costs	144	540
Pre-tax change in fair value of preferred stock derivatives and warrants	(499)	—
Pre-tax amortization of intangibles and deferred financing costs	16,056	15,897
Pre-tax interest rate swap payments and change in fair value	15,802	—
Pre-tax impairments of fixed asset costs	1,026	644
Pre-tax costs related to divested businesses	247	960
Tax effect of adjustments reflected above (c)	(10,432)	(8,155)
Non-GAAP discrete tax adjustments	31	4,779
Impairments (Goodwill)	92,942	—
(Income) loss from discontinued operations	(38,898)	15,992

Non-GAAP adjusted net income (loss) (d)	$(6,962)	$8,020

	Twelve Months Ended December 31,
Amounts per share, diluted	2020	2019
GAAP net income (loss) per diluted share	$(2.68)	$(1.13)

Pre-tax acquisition and transition expense	0.40	0.57
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.00
Pre-tax restructuring and integration expense	—	(0.00)
Pre-tax write-off of unamortized debt issuance costs	0.00	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.01)	—
Pre-tax amortization of intangibles and deferred financing costs	0.38	0.38
Pre-tax interest rate swap payments and change in fair value	0.37	—
Pre-tax impairments of fixed asset costs	0.02	0.02
Pre-tax costs related to divested businesses	0.01	0.02
Tax effect of adjustments reflected above (c)	(0.25)	(0.19)
Non-GAAP discrete tax adjustments	0.00	0.11
Impairments (Goodwill)	2.20	—
(Income) loss from discontinued operations	(0.92)	0.38
Preferred stock cumulative dividends and deemed dividends	0.29	0.02

Non-GAAP adjusted net income (loss) per diluted share (d)	$(0.16)	$0.19

Weighted average shares outstanding, diluted	42,199	42,030

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed seven acquisitions, two of which were transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP Adjusted income from operations represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.

(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, and income from discontinued operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.